SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 29, 2007



                       WHISPERING OAKS INTERNATIONAL, INC.
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                 (Name of Small Business Issuer in its charter)

     Texas                          0-26947                   75-2742601
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(State or other jurisdiction   (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
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          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669


                                       N/A
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          (Former name or former address if changed since last report)

Item 1.01.  Entry into Material Definitive Agreement

      On June 29, 2007, the Company sold convertible Notes, plus warrants, to two private investors for $3,000,000. The Notes bear interest annually at a rate of prime (as adjusted monthly on the first business day of each month) plus 2.75% per year. The Notes are due and payable on June 29, 2010 and are secured by substantially all of the Company's assets.

      Interest is payable monthly with the first interest payment due on August 1, 2007. Beginning November 1, 2007 the Company is required to make monthly payments of $100,000 towards the principal amount of the Notes. If the Company fails to make any interest or principal payment when due, the Notes will become immediately due and payable.

      At the holder's option the Notes are convertible into shares of the Company's common stock at a conversion price of $0.60.

      With certain exceptions, if the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. The Conversion Price will also be proportionately adjusted in the event of any stock splits.

     The Company may elect to pay the principal and interest on the notes with shares of its common stock. The number of shares to be issued for the payment of principal or interest will be determined by dividing the amount to be paid by the lesser of the conversion price then in effect or 80% of the weighted average price of the Company's common stock for the ten trading days preceding the payment date. In order to make principal or interest payments with shares of its common stock certain conditions must be met, including the condition that the number of shares to be issued in payment of principal or interest cannot exceed 25% of the total shares traded for the 10 trading days prior to the payment date. The Company does not intend to use its shares to make principal or interest payments if the weighted average price of the Company's common stock for the ten trading days preceding the payment date is less than $0.48.

      The Company has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Notes or the exercise of the warrants may be resold in the public market.

     The Company is required to file the registration statement no later than July 30, 2007, to cause the registration statement to become effective by November 26, 2007, and to keep the registration statement continuously effective until the shares covered by the registration statement have been sold or can be sold pursuant to Rule 144(k). If the Company fails to comply with these provisions, the Company will be required to pay damages, limited by the terms of the Registration Rights Agreement, to the holders of the Notes.

      The warrants allow the holders to purchase up to 3,500,000 shares of the Company's common stock at a price of $0.60 per share at any time after June 29, 2007.

      The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits.

      With certain exceptions, if the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.


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

      See the exhibits attached to this report for the complete terms of the convertible notes and warrants.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description

           10 Securities Purchase Agreement (together with schedule required by Instruction 2 to Item 601 of Regulation S-K) pertaining to Series K notes and warrants, together with the following exhibits to the Securities Purchase Agreement:

                              A. Convertible Notes
                              B.    Warrants
                              C.    Security Agreement
                              D.    Registration Rights Agreement




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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 3, 2007

                                    WHISPERING OAKS INTERNATIONAL INC.


                                     By:/s/ Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro, President











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